Exhibit 10.24




                         L I C E N C E  A G R E E M E N T





                                     BETWEEN





                            BIOMIN TECHNOLOGIES S.A.
                            ------------------------





                                       and





                               BOGOSO GOLD LIMITED
                               -------------------

                                TABLE OF CONTENTS

                                                                            Page

1.   DEFINITIONS AND INTERPRETATION............................................1

     1.1  Definitions..........................................................1

     1.2  Interpretation.......................................................6

2.   GRANT OF LICENCE..........................................................7

3.   TERM......................................................................9

4.   IMPROVEMENTS AND DEVELOPMENTS.............................................9

5.   LICENCE FEE..............................................................10

6.   CONSTRUCTION OF PLANT....................................................11

7.   COMMISSIONING OF PLANT...................................................13

8.   OPERATIONAL SUPPORT AND TRAINING.........................................14

9.   GENERAL OBLIGATIONS OF BOTH PARTIES......................................15

10.  CONCENTRATE NOT OF FEEDSTOCK QUALITY.....................................15

11.  BREACH...................................................................16

12.  TERMINATION OF AGREEMENT AND DISMANTLING OF PLANT........................16

13.  EXCLUSION OF WARRANTIES..................................................17

14.  CONFIDENTIALITY..........................................................20

15.  FORCE MAJEURE............................................................21

16.  WARRANTY OF AUTHORITY....................................................21

17.  RELATIONSHIP OF PARTIES..................................................21

18.  ASSIGNMENT...............................................................22

19.  PROTECTION OF PROCESS....................................................22

20.  NOTICES..................................................................23

21.  MISCELLANEOUS ...........................................................24

     21.1 Variation...........................................................24

     21.2 Waivers.............................................................24

     21.3 Rights of Third Parties Act.........................................24

     21.4 Payments............................................................24

     21.5 Proper Law..........................................................25

     21.6 Arbitration of Disputes.............................................25

     21.7 Severability........................................................25

     21.8 Costs...............................................................25

     21.9 Successors Bound....................................................26

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page


     21.10 Entire Agreement...................................................26

     21.11 Interest...........................................................26



                               SCHEDULES ATTACHED

 Schedule 1               BIOX(R) Battery Limits

 Schedule 2               Confidentiality Deed

 Schedule 3               Feedstock Quality

 Schedule 4               Process Performance Guarantees

 Schedule 5               Tests and Procedures

 Schedule 6               Schedule of Rates

 Schedule 7               Deed of Power of Attorney

 Schedule 8               Estimated Time and Cost of Consulting

 Schedule 9               Address for Service

 Schedule 10              Licencees of the BIOX(R) Process



                                    ANNEXURES

Annexure A               Testwork Agreement dated 30 October 2000

Annexure B               Licence Area Map

THIS LICENCE AGREEMENT is made this 28th day of June 2004.

BETWEEN: BIOMIN TECHNOLOGIES S.A., a company incorporated in Switzerland and having its registered office there at c/o Progressia Societe de Gestion SA, rue St-Pierre 18, 1700 Fribourg, Switzerland (hereinafter with its successors and assigns known as "BIOMIN")


AND: BOGOSO GOLD LIMITED, a company incorporated in Ghana and having its registered office there at 12 Akosombo Road, Airport Residential Area, Accra, Ghana. (hereinafter with its successors and assigns known as "BGL")

WHEREAS:

A. BIOMIN is the proprietor of a process known as the BIOX(R) Process whereby micro-organisms are used in the oxidation of certain gold bearing sulphidic minerals in order to facilitate gold recovery and BIOMIN is in possession of and has access to technology and know-how pertaining to such a process.

B. BGL is the owner and operator of the Bogoso Gold Mine situated at Bogoso and also the Prestea, Mansiso, Obuom and Asikuma Gold Mines, all situated in Ghana.

C. BGL wishes to use the BIOX(R) Process at the Bogoso Gold Mine and BIOMIN is willing to allow such use and the parties have accordingly entered into a Testwork Agreement attached as Annexure "A" ("the Testwork Agreement") which deals in principle with some of the matters relating to such use. If any provision of this Agreement conflicts with any provision of the Testwork Agreement, the relevant provision of this Agreement will prevail.

D. BIOMIN and BGL (hereinafter referred to as "the parties") are now entering into this Agreement to record in more detail and comprehensively the terms and conditions upon which the use of the BIOX(R) Process will be allowed, using Inoculum provided by BIOMIN.

E. Notwithstanding their efforts pursuant to this Agreement, the parties shall remain separate and distinct entities, involved in businesses and efforts independent hereof and of each other. The parties wish to provide for and record the basis of their relationship.


THE PARTIES ACCORDINGLY AGREE THAT:

1.   DEFINITIONS AND INTERPRETATION

     1.1  Definitions

          In this Agreement (which term includes the Recitals and Schedules) unless the context requires otherwise:

          1.1.1         "Affiliates"            in relation to a person, means
                                                any person, partnership, limited
                                                liability company,joint venture,
                                                corporation, entity or other
                                                form of enterprise which
                                                controls, is controlled by, or
                                                is under common control with
                                                that party. As used herein,
                                                "control" means the ability,
                                                directly or indirectly, to
                                                direct or cause the direction
                                                of management and policies of a
                                                person or entity through
                                                (i)   the legal or beneficial
                                                      ownership of voting
                                                      securities or membership
                                                      interests;
                                                (ii)  the right to appoint
                                                      managers, directors or
                                                      corporate management;
                                                (iii) contracts;
                                                (iv)  operating voting trusts;
                                                (v)   family relationship;
                                                (vi)  agency; or
                                                (vii) otherwise.

          1.1.2         "Ancillary Costs"       means the reasonable costs of
                                                accommodation, meals and local
                                                and international travel on a
                                                business class basis, which have
                                                not been supplied by BGL in
                                                terms of Clause 6.7.

          1.1.3         "Approved Contractor"   means the contractor appointed
                                                by BGL for the construction of
                                                the BIOX(R) Plant, as approved
                                                by BIOMIN pursuant to Clause
                                                6.3.

          1.1.4         "BGL Material"          means the concentrate produced
                                                by the processing through a
                                                flotation plant of run of mine
                                                ore extracted by BGL from its
                                                Bogoso, Prestea, Mansiso, Obuom
                                                and Asikuma Mines, as shown on
                                                the Licence Area Map annexed as
                                                Annexure B.

          1.1.5         "BIOX(R) Battery
                        Limits"                 means all areas of the BIOX(R)
                                                Plant:

                                                (a)   that fall within the bund
                                                      walls and vertical
                                                      projections thereof
                                                      surrounding each of the
                                                      surge/stock tanks and
                                                      nutrient make up facility,
                                                      BIOX(R) reactors,
                                                      countercurrent decantation
                                                      thickeners and
                                                      neutralisation units; and;

                                                (b)   where the BIOX(R)
                                                      compressors/blowers and
                                                      cooling towers are
                                                      situated;

                                                all of which are shown on the
                                                flow chart annexed as Schedule
                                                1.

          1.1.6         "BIOX(R) Plant"         means all components and
                                                equipment of the processing
                                                plant to be constructed in
                                                accordance with the Process
                                                Design Package within the
                                                BIOX(R) Battery Limits set out
                                                in Schedule 1, at the Bogoso
                                                Mine in Ghana.

          1.1.7         "BIOX(R) Process"       means the know-how and
                                                technology in respect of the
                                                biological process pursuant to
                                                which microorganisms are used in
                                                the oxidation of certain gold
                                                bearing sulphidic minerals to
                                                facilitate gold recovery.

          1.1.8         "BIOX(R) Proprietary
                        items" means the impellers, air dispersers and cooling coils of the BIOX(R) Plant.

          1.1.9         "Business Day"          means a day on which the main
                                                branch of Barclays Bank in Ghana
                                                is open for business.

          1.1.10        "Competitive Supplier"  means any supplier of a tank
                                                bacterial process for the
                                                processing of gold bearing
                                                minerals (or its Affiliates) or
                                                any person engaged in research
                                                on such technology (or its
                                                Affiliates) other than BIOMIN
                                                and its Affiliates.

          1.1.11        "Confidentiality Deed"  means a deed substantially in
                                                the form of Schedule 2.

          1.1.12        "Date of Commence-
                        ment of Operations"     means the date on which oxidized
                                                ore slurry is first received
                                                into the carbon-in-leach ("CIL")
                                                Plant from the final thickener
                                                underflow from the BIOX(R)
                                                Plant.

          1.1.13        "Deemed Capital Cost"   means US$ 15 million, as stated
                                                in Clause 5.4.

          1.1.14        "Dollars" and "$" sign  means the lawful currency the
                                                United States of America.

          1.1.15        "Effective Date"        means the date of this Agreement
                                                as stated in its heading.

          1.1.16        "Event of Force
                        Majeure" means any occurrence occurring beyond the reasonable control of the party affected by it and, without limiting the generality of the aforegoing, includes:

                                                (a)   was (declared or
                                                      undeclared), civil
                                                      commotion, riot, political
                                                      unrest, military action or
                                                      an act of sabotage or
                                                      terrorism;

                                                (b)   strike, lockout and
                                                      industrial action, dispute
                                                      or any other kind of
                                                      disturbance;

                                                (c)   an act or failure to act
                                                      of government or a
                                                      governmental agency, in
                                                      either case whether de
                                                      jure or de facto;

                                                (d)   a storm, tempest, fire,
                                                      flood, earthquake or other
                                                      calamity;

                                                (e)   delay in obtaining or
                                                      inability to obtain any
                                                      governmental permit,
                                                      consent or authority
                                                      necessary to implement any
                                                      material aspect of this
                                                      Agreement.

          1.1.17        "Feedstock Quality"     means the quality parameters set
                                                out in Schedule 3.

          1.1.18        "Inoculum"              means the microorganisms used in
                                                the oxidation of certain gold
                                                bearing sulphidic minerals in
                                                accordance with the BIOX(R)
                                                Process.

          1.1.19        "Licence Fee"           means the fee payable by BGL in
                                                terms of Clause 5.1 or any part
                                                of such fee payable as an
                                                installment in terms of Clause
                                                5.2.

          1.1.20        "Manuals"               means the BIOX(R) Operating
                                                Manual and the BIOX(R) Inoculum
                                                Build-up Manual, developed,
                                                prepared and issued by BIOMIN,
                                                or any of them, as the same may
                                                be revised, replaced or
                                                supplemented from time to time
                                                by BIOMIN.

          1.1.21        "Performance Test"      means the performance test for
                                                the BIOX(R) Plant set out in
                                                Schedule 4.

          1.1.22        "Performance Acceptance
                        Date" means the first day on which the operational parameters, as set out in Schedule 4, are met or are deemed to have been met in accordance with Clause 7.3.

          1.1.23        "Process Design
                        Package" means a set of documents prepared by BIOMIN consisting of a process description, process flow diagram, detailed mass and heat balances, process instrumentation and valve diagrams, detailed equipment lists, process design specification and a process control philosophy all of which were or will be developed with a view to procuring performance of the BIOX(R) Plant.

     1.2  Interpretation

          In this Agreement, unless the context requires otherwise:

          1.2.1 words importing any one gender include the other two genders, the singular includes the plural and vice versa, and references to natural persons include created entities (whether or not having a corporate legal personality);

          1.2.2 headings are used for convenience only and shall not be used in the interpretation of this Agreement;

          1.2.3 words or phrases defined in Clause 1.1 shall, where they appear in any other grammatical form, have a meaning corresponding to the defined meaning.

2.   GRANT OF LICENCE

     2.1 BIOMIN hereby grants to BGL a non-exclusive right and license to use the BIOX(R) Process for the term of this Agreement at its Bogoso Mine, situated at Bogoso in Ghana, solely for the purpose of:

          2.1.1         erecting and commissioning the BIOX(R) Plant;

          2.1.2 treating BGL Material or (subject to clause 2.4) other material (for itself or on a toll basis for third parties) through the BIOX(R) Plant.

     2.2 BGL shall not use or allow the use of the BIOX(R) Process at any other place or for any other purpose than as stated in Clause 2.1. Without derogating from the generality of the aforegoing, BGL shall not:

          2.2.1 upgrade, extend or expand the BIOX(R) Plant beyond the nominal design capacity of 349 (three hunderd and forty nine) metric tons per day of BGL Material, as specified in the Process Design Package without the prior consent of BIOMIN (not to be unreasonably withheld or delayed); or

          2.2.2 replace any components which would result in anincrease in capacity of the BIOX(R) Plant beyond the design capacity specified in the Process Design Package
                        without   the  prior  consent  of  BIOMIN (not   to  be
                        unreasonably   withheld  or delayed).

     2.3 If BGL desires an extension, expansion or replacement or wishes to build an entirely new BIOX(R) Plant, for the purpose of processing BGL Material, whether or not such new BIOX(R) Plant would be based on the Process Design Package, the parties shall in good faith endeavour to negotiate a new licensing agreement based on similar terms and conditions as agreed in this licensing agreement, provided that:

          2.3.1         neither  party  shall  have  any  liability  if  such an
                        agreement    cannot   be  successfully   negotiated  for
                        whatever reason;

          2.3.2 if the parties are unable to reach agreement on such extension, expansion, replacement or new BIOX(R) Plant, BGL shall not commence construction thereof.

     2.4 Should BGL wish to use the BIOX(R) Process at the BIOX(R) Plant to treat material other than BGL Material on a toll basis for a third party, or treat material other than BGL Material for BGL itself, then such material shall be tested by both parties to ensure that it is of Feedstock Quality as described in Schedule 3. If the material is not of Feedstock Quality, then the provisions of Clause 10 shall apply. In addition, BGL shall pay BIOMIN a tolling fee of US$ 1.50 per ounce of gold sold containing material other than BGL Material which has been treated at the BIOX(R) Plant.

     2.5 BIOMIN undertakes to cause BGL to be entered as a registered user of the registered "BIOX(R)" trade mark in respect of the BIOX(R) Plant, for the duration of this Agreement.

     2.6  The registered  user  agreement  being entered into pursuant to Clause
          2.5 shall include terms providing for the automatic cancellation of such agreement upon termination of this Agreement.

     2.7 Subject to clause 18.1, BGL shall not, during the term of this Agreement or at any time thereafter without the prior consent of BIOMIN, in any country whatsoever:

          2.7.1         assign   or  otherwise  provide  to  any third  party  a
                        sublicense, grant, or use of any right granted to BGL herein;

          2.7.2 apply to patent the BIOX(R) Process or the bacterial strain used in the BIOX(R) Process or to register the term BIOX(R) as a trade mark;

          2.7.3 attack the validity of the patents granted in respect of the BIOX(R) Process or the registration of the trade mark BIOX(R) or BIOMIN's common law rights in and to the trade mark BIOX(R) and the BIOX(R) Process.

          2.7.4 attack BIOMIN's title to the patents granted in respect of the BIOX(R) Process, or any of its registered and common law rights to the BIOX(R) Process.

     2.8 BGL shall use the term "BIOX(R)" whenever it makes written reference , and the term "BIOX(R)" wherever it makes oral reference, to the BIOX(R) Process or the BIOX(R) Plant and shall not use any other trademark, term, name or description in relation to the BIOX(R) Process or BIOX(R) Plant.

     2.9 Upon termination of this Agreement, BGL shall join with BIOMIN in any application which may be necessary to cancel the registration, if any, of BGL as a registered user in respect of the BIOX(R) trade mark.

     2.10 For the purpose of Clause  2.9,  BGL shall,  simultaneously  with this
          Agreement,   execute  a  Power  of   Attorney  in  favour  of  BIOMIN,
          substantially in the form of Part A of Schedule 7.

     2.11 The licence granted to BGL pursuant to Clause 2.1 and this Agreement shall not include the right to grant any sub-license to any person or entity.

3.   TERM

     3.1 This Agreement shall commence on the Effective Date and shall continue until terminated:

          3.1.1         by unanimous agreement of the parties;

          3.1.2         pursuant to Clauses 6.9 or 11.1 or 15.3;

          3.1.3 upon written notice to BGL from BIOMIN if construction of the BIOX(R) Plant shall not have been completed on or before a date two years after the Effective Date;

          3.1.4 upon written notice to BGL from BIOMIN if,following its construction, the BIOX(R) Plant is not operated to process BGL Material for any continuous period of at least twelve months,

          whichever is the earliest.

     3.2 The termination of this Agreement shall not in any way affect the parties' respective continuing obligations in terms of the Confidentiality Deed attached hereto as Schedule 2 or any covenants signed pursuant to the Confidentiality Deed or any confidentiality undertakings which have been signed by third parties pursuant to this Agreement.

     3.3 BGL undertakes to notify BIOMIN in writing where possible of any intended permanent or temporary cessation of operations scheduled to last for more than a quarter at the BIOX(R) Plant and the anticipated dates thereof as well as the date of resumption of any operations.

4.   IMPROVEMENTS AND DEVELOPMENTS

     4.1 BGL shall promptly disclose in writing to BIOMIN all inventions, improvements and developments made by its employees contractors or agents of which it is aware in respect of the BIOX(R) Process or the BIOX(R) Plant.

     4.2 All such inventions, improvements or developments, whether patentable or not, shall belong to BIOMIN and BGL shall, at BIOMIN's reasonable request and cost, procure the signing of all documents and the performance of all acts which may be necessary to prove BIOMIN's title thereto and to enable BIOMIN to apply for and obtain patent or other protection in respect thereof throughout the world.

     4.3  BIOMIN  shall  inform  BGL  of  all   inventions,   improvements   and
          developments in respect of the BIOX(R) Process in which it obtains proprietary rights after the Effective Date.

     4.4 Any information disclosed in terms of Clause 4.1 shall, after such disclosure, and any inventions, improvements and developments referred to in Clause 4.3 shall, be included in the definition of the "BIOX(R) Process" for purposes of this Agreement.

     4.5 BGL shall be entitled to use all inventions, improvements or developments referred to in Clauses 4.1, 4.2 and 4.3 pursuant to the terms of this Agreement and no additional consideration shall be payable to BIOMIN in respect of such use.

5.   LICENCE FEE

     5.1 In consideration for the grant of the rights referred to in Clause 2.1, BGL shall pay to BIOMIN in cash or by telegraphic transfer to a bank account designated by BIOMIN, and without deduction or set-off, a licence fee equal to 10 % (ten per centum) of the Deemed Capital Cost of the BIOX(R) Plant.

     5.2 The amount due to BIOMIN in terms of Clause 5.1 shall be payable in installments, as follows:

          5.2.1 25 % of the fee upon notification of a decision by BGL to proceed with the construction of a BIOX(R) Plant at the Bogoso Mine;

          5.2.2         25  %  of  the  fee   on the  Date  of  Commencement  of
                        Operations;

          5.2.3 50 % of the fee after completion of a Performance Test as per Schedule 5 demonstrating the achievement of the operational parameters set out in Schedule 4, or twelve (12) months after the Date of Commencement of Operations, if through no fault of its own,BIOMIN cannot complete a Performance Test within twelve months after the Date of Commencement of Operations, whichever date occurs first.

     5.3 Each installment payable in terms of Clause 5.2 shall be paid in accordance with Clauses 21.4 and 21.12.

     5.4 The Deemed Capital Cost referred to in Clause 5.1 shall be US$ 15,000,000 (Fifteen Million Dollars).

6.   CONSTRUCTION OF PLANT

     6.1 It is hereby recorded that BIOMIN provided BGL with a Process Design Package for the construction of the BIOX(R) Plant at the Bogoso Mine on 3 April 2001.

     6.2 After execution of this Agreement, BGL shall design, erect and commission the BIOX(R) Plant in accordance with the Process Design Package within a period of 60 (sixty) months after the date referred to in Clause 6.1.

     6.3 It is recorded that BGL will appoint one or more contractors ("the Approved Contractors") for the engineering, design and construction of the BIOX(R) Plant, which appointment shall be subject to the written approval of BIOMIN, provided that such approval shall not unreasonably be withheld or delayed for more than fifteen days after notice of appointment is given by BGL to BOMIN. Approval of BIOMIN shall not be required for any of Minproc, MDM, Bateman or Lycopodium to be an Approved Contractor.

     6.4  BIOMIN shall:

          6.4.1 within one month of a request by BGL, supply metallurgical and process engineering consultancy services as required by BGL to BGL during the construction and commissioning of the BIOX(R) Plant;

          6.4.2 within two weeks of submission by BGL, consider and, if deemed fit, verify final process engineering design drawings pertaining to the BIOX(R) Plant (provided that BGL shall give BIGMIN at least one month's notice of the intended submission).

     6.5  BGL shall not allow any person access to the Process Design Package if
          such  person  has  not  entered   into  a   Confidentiality   Covenant
          substantially in the form of Schedule 2.

     6.6 BIOMIN shall be compensated by BGL for any services rendered pursuant to Clause 6.4 in terms of the rates set out in Schedules 6 and 8, plus Ancillary Costs.

     6.7 BGL shall provide, at no charge to BIOMIN, food, accommodation and transport for no more than four people at a time as may be reasonably available at the Bogoso Mine for any of BIOMIN's accredited representatives or employees rendering services as contemplated in Clauses 6.4, 7 and 8.

     6.8 Subject to Clause 6.10, BGL shall not commence construction of the BIOX(R) Plant unless and until it has received BIOMIN's written approval of the final process engineering plans in respect of such Plant, such approval not to be unreasonably withheld or delayed beyond the timeframe mentioned in Clause 6.4.2. Construction of the BIOX(R) Plant shall be only in accordance with the plans as so approved.

     6.9 If BIOMIN has not approved such plans and design within a period 60 (sixty) months after the Effective Date through no fault of its own, then BIOMIN may, at its sole option and discretion, at any time thereafter:

          6.9.1         terminate  this   Agreement  by  7 (seven) days' written
                        notice to BGL; or

          6.9.2 extend such 60 (sixty) month period for such further period which it may, in its discretion, determine.

     6.10 If BIOMIN has not approved such plans and design within a period of 30(thirty) days after submission by BGL, then BGL may give notice to BIOMIN stating that it will commence construction of the BIOX(R) Plant after a further period of 15 (fifteen) days and if BIOMIN has not approved such plans and design within such period of 15 (fifteen) days, then BGL may commence construction of the BIOX(R) Plant.

     6.11 BGL shall allow BIOMIN to conduct regular inspections of and general supervision over the planning, process design and construction of the BIOX(R) Plant during normal business hours of BGL and with at least two weeks' prior written notice without any undue interference from BGL or its contractors and provided that such inspections and supervision do not unduly interfere with such planning, process design and construction.

     6.12 Without the prior written consent of BIOMIN, BGL shall install only new equipment in the BIOX(R) Plant, which consent may be withheld by BIOMIN in its sole discretion.

     6.13 BGL shall, at its own cost, solely be responsible to obtain all approvals, consents and permits (if any) which may be necessary to enable it to construct the BIOX(R) Plant.

     6.14 Notwithstanding any other provision in this Agreement, the engineering (other than process engineering), design, construction and operation of the BIOX(R) Plant, including all costs thereof and risks relating thereto or arising therefrom, shall be the sole responsibility of BGL and no approval or verification thereof by BIOMIN shall render BIOMIN liable for any defects, faults, shortcomings or any other problems or injuries including, without limitation, personal injury or death, in respect of, relating to or arising out of the BIOX(R) Plant or implementation of any aspect of this Agreement without prejudice to BIOMIN's liability under Clause 13.2 and Schedule 4.

7.   COMMISSIONING OF PLANT

     7.1 As soon as practical after the approval by BIOMIN of the final process engineering and design drawings, BIOMIN shall, at BGL's request and cost, assist in and supervise the Inoculum build-up at the BIOX(R) Plant.

     7.2 As soon as is reasonably practicable after the Date of Commencement of Operations, Performance Tests will be carried out in the presence of designated representatives of both parties in accordance with the procedures set out in Schedules 4 and 5 to determine whether the operational parameters as set out in Schedule 4 can be met.

     7.3  The said operational parameters will be deemed as having been met:

          7.3.1 on agreement between the designated representatives of the parties after mutual observation and consideration of day to day operating data; or

          7.3.2         on successful completion of a Performance Test; or

          7.3.3 12 (twelve) months after the Date of Commencement of Operations if the Performance Test has not been completed successfully as a result of the matters mentioned in Clauses 7.4.1, 7.4.2 or 7.4.3., whichever occurs first.

     7.4 If the said operational parameters are not met during the Performance Test for reasons other than that:

          7.4.1 the plant inputs are not of Feedstock Quality as described in Schedule 3; or

          7.4.2 the BIOX(R) Plant is not supplied uniformly at the design rate;

          7.4.3         or  the  BIOX(R)  Plant  has  not  been  constructed  in
                        accordance  with   the   engineering   design  drawings,
                        verified by BIOMIN;

          then up to 100% (one hundred per centum) of the licence fee stipulated in Clause 5.1 shall, to the extent necessary to cause the operational parameters to be met, be applied by BIOMIN to supply services specified in Schedule 6.

     7.5 During the commissioning of the BIOX(R) Plant, BIOMIN shall, at the request and cost of BGL, render metallurgical assistance to BGL until the Date of Commencement of Operations. The aforesaid costs shall be charged at the rates set out in Schedule 6, plus Ancillary Costs.

8.   OPERATIONAL SUPPORT AND TRAINING

     8.1 As soon as practical but no later than four months after the commencement of the construction of the BIOX(R) Plant, BIOMIN shall supply BGL with four (4) copies of the Manuals.

     8.2 BGL shall use reasonable endeavours to operate the BIOX(R) Plant in accordance with the procedures set out in the Manuals, as revised by BIOMIN from time to time (provided that such revisions do not adversely affect the efficiency of the operation of the BIOX(R) Plant).

     8.3 The Manuals and all documentation relating to the BIOX(R) Process are the proprietary materials of BIOMIN. Prior to distribution of the Manuals or such documentation, BGL shall cause all personnel likely to have access to copies of the Manuals or such documentation, to execute a covenant substantially in the form of Annexure 2 to Schedule 2. BGL shall at its cost duly stamp the originals of such covenants and thereafter keep them in safe custody and forward a copy of each covenant to BIOMIN upon its signature.

     8.4 Neither BGL nor any of its employees, consultants, agents or contractors shall copy any Manual or documentation relating to the BIOX(R) Process or any part thereof without BIOMIN's prior written consent, not to be unreasonably withheld or delayed.

     8.5 During commissioning of the BIOX(R) Plant, BIOMIN shall at BGL's request and cost, provide operator training to BGL's personnel. The aforesaid costs shall be charged at the rates set out in Schedule 6, plus Ancillary Costs.

     8.6 For a period of 5 (five) years commencing on the Performance Acceptance Date, BIOMIN shall, at BGL's request and cost, provide on-going technical support in respect of the BIOX(R) Plant, provided such support shall not exceed twenty (20) man days per year. The costs to be charged in respect of such support shall be at the rates set out in Schedule 6, plus Ancillary Costs.

     8.7 Throughout the term of this Agreement, BIOMIN shall procure that reasonable endeavours are made to answer as promptly as possible all reasonable enquiries made by BGL in respect of the use of the BIOX(R) Process at the BIOX(R) Plant.

9.   GENERAL OBLIGATIONS OF BOTH PARTIES

     9.1 BGL shall disclose to BIOMIN and give BIOMIN and its respective employees, agents and representatives access to all information, books, statements, vouchers and records relating to the operating performance of the BIOX(R) Plant as is reasonably required to enable BIOMIN to verify the performance by BGL of its obligations under this Agreement or so as to enable BIOMIN to fulfil its obligations under this Agreement. The information disclosed to BIOMIN shall be kept strictly confidential by BIOMIN and shall be used only for the purposes of verifying the performance by BGL of its obligations under this Agreement or enabling BIOMIN to fulfil its obligations under this Agreement.

     9.2 BIOMIN, its employees or its accredited representatives may visit and inspect the Bogoso Mine and the BIOX(R) Plant from time to time during ordinary business hours and on at least two weeks' prior written notice to monitor and verify the fulfillment by BGL of its obligations under this Agreement, inter alia regarding the use of the BIOX(R) Process by BGL, provided that such visits and inspections do not cause unreasonable interference with the operations of BGL or the BIOX(R) Plant.

     9.3 Both parties shall be allowed to invite visitors to the BIOX(R) Plant who are not employees or accredited representatives of either party provided that:

          9.3.1 if the visitor is an employee or representative of a gold mine operator or research institute, then BIOMIN shall be given reasonable notice of such visit and BGL shall comply with BIOMIN's reasonable instructions in relation to such visit;

          9.3.2 such visits take place during ordinary business hours of BGL (and, in the case of visitors invited by BIOMIN, on at least two weeks' prior written notice) and do not cause unreasonable interference with its operations or those of the BIOX(R) Plant;

          9.3.3 such visitors are not employed by, or associated in any way with a Competitive Supplier, and provided further that such visitors are not Competitive Suppliers themselves.

10.  CONCENTRATE NOT OF FEEDSTOCK QUALITY

     The parties acknowledge that the BIOX(R) Plant was designed to process BGL Material of Feedstock Quality as described in Schedule 3. BGL further acknowledges that the processing of any other material shall, to the extent permitted by this Agreement, be at the sole risk and expense of BGL.

11.  BREACH

     11.1 If a party is in material breach of its obligations under this Agreement, the non-defaulting party may give notice in writing to the defaulting party specifying the default and requiring that it be remedied forthwith. If, with respect to a default relating to the payment of money, such default has not been remedied within ten (10) days after service of such notice, the non-defaulting party may, without prejudice to any other remedies it may have at law or in equity, terminate this Agreement forthwith by notice in writing to the defaulting party. If, with respect to a non-monetary default, such default has not been remedied within sixty (60) days after service of such notice or, in the case of a non-monetary default that cannot be completely remedied within sixty (60) days, the defaulting party has not diligently started to remedy the same within sixty (60) days after service of notice and thereafter succeeded within a reasonable time thereafter in completing such remedy, the non-defaulting party may, without prejudice to any other remedies it may have at law or in equity, terminate this Agreement forthwith by notice in writing to the defaulting party.

     11.2 Without in any way limiting the provisions of Clause 11.1 and the meaning of the term "material breach" as used in Clause 11.1, the parties agree that it shall be regarded as a material breach of this Agreement if a provisional or final winding-up or liquidation order is issued in respect of a party or if a party becomes insolvent, files a petition in bankruptcy, makes an arrangement for the benefit of creditors or has a receiver appointed to manage its affairs, whether provisionally or finally.

12.  TERMINATION OF AGREEMENT AND DISMANTLING OF PLANT

     12.1 Upon termination of this Agreement, howsoever such termination may arise, BGL shall forthwith:

          12.1.1        cease to use the BIOX(R) Process and BIOX(R) trade mark;

          12.1.2        de-commission the BIOX(R) Plant;

          12.1.3 dismantle the BIOX(R) Proprietary Items and destroy or dispose of them in accordance with BIOMIN's instructions provided that such instructions do not result in additional cost to BGL; and

          12.1.4 return all Manuals, all other documentation relating to the BIOX(R) Process and all copies thereof to BIOMIN.

     12.2 BGL shall not sell the BIOX(R) Plant as a whole unit but may sell individual components of the BIOX(R) Plant for use in other plants provided such plants are not bacterial oxidation based processing plants, and provided further that BGL shall not sell any of the BIOX(R) Proprietary Items.

     12.3 Upon termination of this Agreement, and without prejudice to any other rights which the parties may have at law or in equity:

          12.3.1 BIOMIN shall retain all payments made by BGL prior to such termination, as consideration for the performance by BIOMIN of its obligations prior to such termination

          12.3.2 BGL shall remain liable for all license fees, service fees and other payments that have become payable under this Agreement prior to the date of termination.

     12.4 Under no circumstances shall BIOMIN's liability to BGL for breach of this Agreement exceed the amount of payments actually received by BIOMIN from BGL pursuant to Clause 5.1.

13.  EXCLUSION OF WARRANTIES

     13.1 To the best of BIOMIN's knowledge and belief the BIOX(R) Process will not infringe any patent, trade mark or other proprietary right of any other person. BIOMIN warrants that it is the sole and beneficial owner of the trade mark BIOX(R) in Ghana and that to the best of its knowledge, information and belief use of the trademark BIOX(R) by BGL in relation to the BIOX(R) Process will not infringe the intellectual property rights of any third party.

     13.2 If the use of the BIOX(R) Process by BGL results in any claim against BGL or any of its Affiliates, or their respective officers, directors or employees for any infringement of any patent, trade mark, design or any other proprietary right (save for any claim by BIOMIN), then:

          13.2.1 if, as a result of any legal action, BGL is prevented from using the BIOX(R) Process unless a licence fee is paid by it to the plaintiff or claimant in such action, then:

                        13.2.1.1 BIOMIN shall use its best endeavours to alter the BIOX(R) Process at its cost to avoid any further infringements of the rights of such plaintiff or claimant (and BGL shall give BIOMIN reasonable assistance with such alterations); or

                        13.2.1.2 if such alterations prove to be impossible or impractical, BIOMIN shall pay such licence fee to such plaintiff or claimant (subject to the provisions of Clause 12.4), provided that BGL shall assign any rights of recovery of such licence fee to BIOMIN (up the amount actually paid by BIOMIN).

          13.2.2 Subject to the provisions of Clause 12.4, BIOMIN shall indemnify and hold harmless BGL and its Affiliates and their respective officers, directors and employees against 50% of such claim (other than a claim for a licence fee as set out in Clause 13.2.1 above), including, without limitation reasonable lawyers' fees and costs of litigation which may be incurred by them or for which they may become liable in respect of or arising out of the defence, settlement or compounding of any such claim or any judgement ordered against them in respect of any such claim or costs.

     13.3 BGL shall inform  BIOMIN of any claim against it referred to in Clause
          13.2 and, without prejudice to the validity of any such claim or the liability of BIOMIN, BGL:

          13.3.1 shall not make any admission of liability, agreement settlement, or compromise or otherwise take any action in relation thereto without the prior written consent of BIOMIN, which shall not be unreasonably withheld or delayed;

          13.3.2        shall  (if  BIOMIN  so  directs)  allow  BIOMIN  and its
                        professional advisers to investigate the matter or circumstance alleged to give rise to the claim and BGL shall give all such assistance in making such investigations as BIOMIN may reasonably request, including upon reasonable notice and in normal business hours access to (and copies of) any documents or any other information in the possession of BGL and to all employees or officers having any responsibility for the matter giving rise to the claim;

          13.3.3 shall (if BIOMIN so directs) at all times permit BIOMIN to take conduct of the claim, subject always to BGL first being indemnified to its reasonable satisfaction by BIOMIN against any losses, costs or expenses which it may thereby incur.

     13.4 Save as provided for in this Agreement, BIOMIN shall be exempted from and shall not be liable under any circumstances whatsoever for any loss of profits, loss of revenue or any indirect or consequential damages of any nature, whether in the contemplation of the parties or not, which BGL or any other person may suffer or incur, arising out of or in connection with, any act or omission, whether negligent or not, of BIOMIN, its employees, sub-contractors or agents.

     13.5 Except as expressly set forth in this Agreement to the contrary, BGL shall indemnify and hold harmless BIOMIN and its Affiliates and their respective officers, directors and employees from and against any losses, costs, expenses, liabilities, obligations, claims and actions, including without limitation reasonable lawyers' fees and costs of litigation, which they or any of them may incur or become subject to as a result of or arising out of BGL's use of the BIOX(R) Process or the construction, operation, maintenance, repair, dismantling or reclamation of the BIOX(R) Plant or the property on which it is situated or any implementation of this Agreement, save where such losses, costs, expenses, liabilities, obligations, claims and/or actions are attributable to the fault and/or negligence of BIOMIN and/or its Affiliates and/or their respective officers, directors, employees, shareholders, agents, representatives or subcontractors.

     13.6 BIOMIN shall inform BGL of any claim  against it referred to in Clause
          13.5 and, without prejudice to the validity of any such claim or the liability of BGL, BIOMIN:

          13.6.1 shall not make any admission of liability, agreement, settlement or compromise or otherwise take any action in relation thereto without the prior written consent of BGL,which shall not be unreasonably withheld or delayed;

          13.6.2 shall (if BGL so directs) allow BGL and its professional advisers to investigate the matter or circumstance alleged to give rise to the claim and BIOMIN shall give all such assistance in making such investigations as BGL may reasonably request, including upon reasonable notice and in normal business hours access to (and copies of) any documents or other information in the possession of BIOMIN and to all employees or officers having any responsibility for the matter giving rise to the claim;

          13.6.3 shall (if BGL so directs) at all times permit BGL to take conduct of the claim, subject always to BIOMIN first being indemnified to its reasonable satisfaction by BGL against any losses, costs or expenses which it may thereby incur.

     13.7 Except as expressly set forth in this agreement to the contrary, BIOMIN makes no representations, warranties or covenants whatsoever, express or implied, including without limitation with respect to any services, designs, documents, Inoculum or other material to be provided by it pursuant to this Agreement and BIOMIN expressly disclaims any such representations, warranties or covenants and any and all warranties of merchantability or fitness for a particular purpose.

14.  CONFIDENTIALITY

     14.1 BGL undertakes:

          14.1.1        that   simultaneously   with   the   signature  of  this
                        Agreement, it will sign the Confidentiality Deed in the form of Schedule 2;

          14.1.2 that any confidential information as defined in the said confidentiality agreement (hereafter "Confidential Information") will be used by it solely for the purposes of this Agreement and not otherwise;

          14.1.3 where disclosure is made by it to any third party for the purposes of this Agreement, it shall promptly advise BIOMIN thereof in writing and ensure that the third party is under an obligation of confidentiality to it in respect of any Confidential Information so disclosed and shall ensure that no more Confidential Information is disclosed than is necessary in the relevant circumstances;

          14.1.4 that the Confidential Information will be restricted to such of its directors and employees as must necessarily have access to the same for the performance of their duties in connection with this Agreement and BGL agrees to take reasonable steps to ensure that such directors and employees are required to maintain the same confidence and do not disclose to any third party the Confidential Information; and

          14.1.5 that no BIOX(R) Proprietary Items will be shown to any employees or representatives of gold mine operators or research institutes or sold to any person unless the identity of such person and the terms and conditions relating to the same have been first approved of in writing by BIOMIN;

          and BGL agrees that its obligations under this Clause 14 shall continue throughout the term of this Agreement and for a period of fifteen (15) years thereafter.

     14.2 In any dispute between the parties the burden of proving that any information is not Confidential Information shall rest on BGL.

     14.3 BGL shall ensure that the Approved Contractor on the termination or expiration of its contract returns to BGL all Confidential Information disclosed in writing to such contractor, all tender documents and all other contractual documents together with any copies thereof which are in existence.

     14.4 Where pursuant to this Agreement a third party is required to enter into a covenant pursuant to a Confidentiality Deed, BGL shall execute such covenant as attorney for BIOMIN pursuant to the Power of Attorney granted to BGL in substantially the form of Part B of Schedule 7 and shall forward to BIOMIN a copy of each covenant executed pursuant to such Power.

     14.5 BGL shall ensure that all such covenants and Confidentiality Deeds are duly and properly acknowledged and notarised and shall be responsible for the costs of these. Where such covenant is entered into, BGL shall use reasonable endeavours where practical and to the extent within its power to procure that each party signing such covenant shall perform its obligations in terms of that covenant.

15.  FORCE MAJEURE

     15.1 If any party is prevented, hindered or delayed from performing any of its obligations under this Agreement (other than an obligation to pay money) by any Event of Force Majeure then so long as that situation continues that party shall be excused from the performance of such obligation to the extent that it is so prevented, hindered or delayed and the time for performance of such obligations shall be extended accordingly.

     15.2 A party affected by an Event of Force Majeure shall forthwith notify the other party of its occurrence and shall take reasonable steps within its power to minimise the effect of such Event of Force Majeure or to bring it to an end.

     15.3 Should such Event of Force Majeure endure for a period of longer than six (6) months, the party that is not relying upon it shall be entitled to terminate this Agreement on notice to the other party.

16.  WARRANTY OF AUTHORITY

     16.1 BGL hereby warrants that it is duly authorised to enter into, perform and be bound by the provisions of this Agreement.

     16.2 BIOMIN hereby warrants that it is duly authorised to enter into, perform and be bound by the provisions of this Agreement.

     16.3 BGL warrants  that BGL  Material of Feedstock  Quality as described in
          Schedule 3 is available at its Bogoso and Prestea Mines for processing through the BIOX(R) Plant during commissioning thereof and for the completion of the Performance Test.

17.  RELATIONSHIP OF PARTIES

     17.1 This Agreement does not in any way constitute BIOMIN as guarantor or surety of BGL and BIOMIN shall not be obliged to accept responsibility for any acts or omissions of BGL or for any liabilities incurred by

          BGL or for any failure by BGL successfully to render any services or in respect of any claims of whatever nature which may be made against BGL, except as otherwise stated in this Agreement.

     17.2 Nothing contained in this Agreement shall be construed or is intended to constitute a party as an agent or representative of any other party or to create any partnership, trust or mining or commercial partnership or new or separate taxable legal entity for any purpose whatsoever, it being expressly understood that each party is exercising, protecting and developing its own interests. Nothing in this Agreement shall be construed as making BIOMIN an owner or operator of the BIOX(R) Plant or any other facility on the Bogoso Mine.

18.  ASSIGNMENT

     18.1 No party may assign or transfer any of its rights and interests under this Agreement to any third party unless and until it has obtained the written consent of the other party, which consent will not be withheld or delayed unreasonably, provided that no consent will be required for the assignment and/or transfer by BGL of its rights and interests under this Agreement

          18.1.1 by way of security to a financier of its operations, to the financier on enforcement of such security or by such financier to a third party following enforcement of such security; or

          18.1.2 to a third party or third parties acquiring any of the Bogoso, Prestea, Obuom, Mansiso or Asikuma Mines from BGL or to a third party or third parties acquiring BGL's business generally (unless such third party is a Competitive Supplier), or a portion of its business, or to a third party merging with BGL; or

          18.1.3        to an Affiliate.

     18.2 Notwithstanding Clause 18.1, BIOMIN shall be entitled to appoint such contractors and sub-contractors as it may, in its sole discretion, deem fit to perform on behalf of BIOMIN its obligations under this Agreement, provided that BIOMIN shall remain liable for the performance of such obligations.

19.  PROTECTION OF PROCESS

     19.1 During the term of this Agreement and for a period of five years thereafter, BGL shall not directly or indirectly engage in any tank bacterial process for the processing of gold bearing minerals. BGL shall use reasonable endeavours to ensure that none of its Affiliates engage in such activity. Nothing in Clause 19.1 prevents or limits BGL or its Affiliates from entering into, or being party to, an agreement with a third party concerning the licensing of intellectual property rights or processes similar to the BIOX(R) Process where such licence or agreement does not infringe the intellectual property rights of BIOMIN.

     19.2 BGL shall forthwith advise BIOMIN in writing of any claim, assertion, action or proceeding, actual or threatened which comes to its attention whereby:

          19.2.1 any of BIOMIN's rights pertaining to the BIOX(R) Process or the BIOX(R) trade mark or patent to be granted are infringed; or

          19.2.2        any such rights are attacked; or

          19.2.3 BGL is itself threatened with infringement of any proprietary rights of a third party due to its use of the BIOX(R) Process.

     19.3 BIOMIN shall be entitled to institute or defend any proceedings of the kind referred to in Clause 19.2 and BGL shall provide all such assistance and co-operation to BIOMIN as may reasonably be required for the purpose of such proceedings.

     19.4 BGL shall not allow any person, other than either party's employees, approved contractors or their employees, access to the BIOX(R) Plant or the BIOX(R) Process unless it is in full operation and unless the provisions of Clause 9.3 are complied with.

     19.5 BGL shall not dispose of any of the Inoculum to any person for any purpose whatsoever without the prior written consent of BIOMIN.

20.  NOTICES

     20.1 All notices and other communications required or permitted to be given under this Agreement shall be in writing in the English language, shall be addressed to the address of the applicable party as set out in the heading of this Agreement or at such other address as any such party may have submitted therefor by notice to the other party, and shall be either delivered personally or by international courier service or sent by facsimile communication.

     20.2 Notices shall be deemed to be received on the day of actual receipt if received between the hours of 09h00 and 15h00 at the place of receipt on a Business Day, or otherwise on the next following Business Day, at the place of receipt.

          The addressee, when requested by the sender, shall promptly provide the sender with a facsimile or courier acknowledgement of the receipt, but the delay or failure to give or receive any such acknowledgement will not affect the validity of the notice in respect of which it is sought.

21.  MISCELLANEOUS

     21.1 Variation

          No variations, modifications or waiver of any provisions in this Agreement, nor consent to any departure by any party from such provision, shall be of any effect unless the same shall be in writing and signed by both parties (or, in the case of a waiver, by the party giving it); and then such variation, modification, waiver or consent shall be effective only to the extent to or for which it may be made or given.

     21.2 Waivers

          No failure, delay, relaxation or indulgence on the part of any party in exercising any power or right conferred upon it by the terms of this Agreement shall operate as a waiver of such power or right nor any single failure to do so, preclude any other or future exercise thereof, or the exercise of any other power or right under this Agreement.

     21.3 Rights of Third Parties Act

          The English Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement save so as to confer rights on the third parties mentioned in Clauses 13.2 and 13.5. However, the consent of such third parties shall not be required for the modification or amendment of this Agreement.

     21.4 Payments

          21.4.1 Except where otherwise expressly stipulated, any sum of money to be paid to or tendered by a party shall only be validly and effectively paid or tendered if such payment is given or delivered or made in Dollars or by bank cheque or by that party's cheque in Dollars or in such other currency or in such other form as may be agreed.

          21.4.2 All amounts of money payable as stipulated in this Agreement shall be paid without deduction or set-off in respect of banking charges, duties or levies, withholding taxes or any other currency transfer charges.

          21.4.3 All monies payable by BGL in terms of this Agreement shall, except for payment in terms of Clause 5.1. and Clause 5.2 (which are due on the dates specified in such clauses) or where a date for payment has been stipulated herein, be paid within thirty (30) days of BIOMIN furnishing an invoice therefor to BGL.

     21.5 Proper Law

          This Agreement shall be governed by and construed in accordance with the laws of England. The parties agree that the choice of English law is both reasonable and appropriate, particularly in view of the international nature of this transaction, the different material domiciles of the parties, the status of England as a centre of international commerce, the well developed, refined and understood nature of English law and the parties' familiarity and comfort therewith.

     21.6 Arbitration of Disputes

          In the event of any dispute between the parties arising out of or in connection with this Agreement either party may give to the other written notice identifying the dispute and, after the expiry of fourteen (14) days from the giving of that notice, that dispute (unless settled) shall be referred to arbitration in accordance with the rules of the London Court of International Arbitration.. The arbitration shall be held before one arbitrator in London, England and be conducted in the English language. The costs of the arbitration, including without limitation the fees of the arbitrator, shall be paid by the party that does not prevail in the arbitration (as determined by the arbitrator). The decision of the arbitrator shall be final, binding, enforceable and non-appealable and may be entered as a judgement in any court or records. Provided that nothing contained in this Agreement shall be construed as limiting the ability of either party from applying to any court of competent jurisdiction for relief of an urgent or interim nature, the parties agree that all disputes arising out of or in connection with this Agreement shall be resolved, if not by negotiation, solely by arbitration pursuant to this Clause 21.6.

     21.7 Severability

          If:

          21.7.1 any part of this Agreement is void, voidable, illegal or unenforceable; or

          21.7.2        this   Agreement  would  be  void,   voidable,   illegal
                        or unenforceable unless any part of this Agreement was severed from the Agreement,

          that part shall be severed from and shall not affect the continued operation of the rest of this Agreement unless to do so would change the underlying commercial purpose of this Agreement.

     21.8 Costs

          Subject to any express provision to the contrary elsewhere in this Agreement contained, each party shall bear its own costs (including without limitation lawyers' fees) of and incidental to the preparation, negotiation and execution of this Agreement and the parties shall share equally any liability for stamp duty, and all similar duties, taxes and other imposts and registration fees assessed hereof, or any document created under the Agreement, in respect of the transaction evidenced in whole or in part by it or in respect of the performance by the parties of their obligations under it.

     21.9 Successors Bound

          This Agreement shall be binding upon the parties and their respective successors and permitted assigns and shall incur to their benefit.

     21.10 Entire Agreement

          This Agreement constitutes the only and entire agreement between the parties relating in any way to the subject matter hereof (except for the Testwork Agreement) and no oral or written warranties, representations, guarantees or other term or conditions of any nature not contained in this Agreement, including the schedules hereto, shall be of any force unless they have been contained in the Testwork Agreement).

     21.11 Interest

          If any party shall neglect or fail to pay any amount due and payable under this Agreement then the amount so due shall as from the date on which such amount was due bear interest in favour of the party to whom the money is owed at a rate per annum which is two percentage points greater than the average LIBOR Dollar six (6) month rate from time to time.

     IN WITNESS WHEREOF and intending to be legally bound, the parties have executed this Agreement effective as of the Effective Date.

                                                For:  BIOMIN TECHNOLOGIES S.A.



                                                --------------------------------
                                                Signatory:
                                                Capacity:
                                                Authority:

     For: BOGOSO GOLD LIMITED



     --------------------------------
     Signatory:
     Capacity:
     Authority: